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                                                                      EXHIBIT 11






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective No. 5 to the Registration Statement of The Magna Funds Form N-1A (File No. 33-78408) of our reports dated October 19, 1998 on our audits of the financial statements and financial highlights of The Magna Funds (comprising, respectively, the Growth and Income Fund and the Intermediate Government Bond Fund) as of August 31, 1998 and for the periods then ended referred to in our report. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 33-78408).






                                                      PricewaterhouseCoopers LLP


Columbus, Ohio
November 24, 1998